Exhibit 99.1
Five Point Holdings, LLC Reports First Quarter 2026 Results
Announces $40 Million Share Repurchase Authorization
First Quarter 2026 Highlights
•Great Park builder sales of 82 homes during the quarter.
•Valencia builder sales of 90 homes during the quarter.
•Consolidated revenues of $13.6 million; consolidated net loss of $5.0 million.
•Cash and cash equivalents of $332.6 million as of March 31, 2026.
•Debt to total capitalization ratio of 16.3% and liquidity of $550.1 million as of March 31, 2026.
Irvine, CA, April 23, 2026 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its first quarter 2026 results.
Dan Hedigan, President and Chief Executive Officer, said, “As expected, we began 2026 with a relatively quiet first quarter from a land sales perspective, reflecting the timing of transactions that we anticipate closing in the third and fourth quarters. During the first quarter, we generated $13.6 million in revenue and reported a consolidated net loss of $5.0 million, while maintaining a strong liquidity position of $550.1 million, including $332.6 million of cash and cash equivalents. Our balance sheet strength provides us with the flexibility to navigate the current market environment and to adjust the pace and structure of our land sales in order to protect long-term value. We are also pleased to announce that our Board of Directors has approved a $40 million share repurchase, which we believe represents an attractive opportunity to deploy capital given current share price levels. The size and structure of the authorized repurchase will provide us with the flexibility to repurchase shares while continuing to execute on our development activities and strategic growth initiatives. Looking ahead, we are maintaining our prior guidance for 2026 of approximately $100 million of consolidated net income for the full year.”
Consolidated Results
Liquidity and Capital Resources
As of March 31, 2026, total liquidity of $550.1 million was comprised of cash and cash equivalents totaling $332.6 million and borrowing availability of $217.5 million under our unsecured revolving credit facility. Total capital was $2.3 billion, reflecting $3.2 billion in assets and $0.9 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended March 31, 2026
Revenues. Revenues of $13.6 million for the three months ended March 31, 2026 were primarily generated from management services at our Great Park and Hearthstone segments.
Selling, general, and administrative. Selling, general, and administrative expenses were $14.7 million for the three months ended March 31, 2026.
Net loss. Consolidated net loss for the quarter was $5.0 million. Net loss attributable to noncontrolling interests totaled $2.7 million, resulting in net loss attributable to the Company of $2.2 million. Net loss attributable to noncontrolling interests primarily represents the portion of loss allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income or loss allocated to noncontrolling interests in subsequent periods.
Share Repurchase Authorization
Today, the Company announced that its Board of Directors authorized a share repurchase of up to $40 million of the Company’s outstanding Class A common shares, effective immediately. Repurchases may be made at management’s discretion from time to time on the open market, through privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with applicable securities laws and other restrictions, including Rule 10b-18 under the Exchange Act. The share repurchase program has no expiration date and may be modified, suspended for periods or discontinued at any time and does not obligate the Company to repurchase any shares. The timing and total amount of share repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing share prices, and other considerations. The Company expects to fund repurchases with existing cash balances and cash flow from operations.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, April 23, 2026 at 5:00 p.m. Eastern Time. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international). A telephonic replay will be available starting approximately three hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13760204. The telephonic replay will be available until 11:59 p.m. Eastern Time on May 2, 2026.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include up to approximately 40,000 residential homes and up to approximately 20 million square feet of commercial space. Five Point’s Hearthstone platform provides management services to residential land banking funds and oversees approximately $3.4 billion in assets under management.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Forward-looking statements include, among others, statements that refer to: our expectations of our future home sales and/or builder sales; the impact of inflation and interest rates; our future revenues, costs and financial performance, including with respect to cash generation and profitability; future demographics and market conditions, including housing supply levels, in the areas where our communities are located; the timing and expected benefits of our share repurchase program and other planned and potential transactions and acquisitions; and other statements that are not historical in nature. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.
Investor Relations:
Kim Tobler, 949-425-5211
Kim.Tobler@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com
Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
REVENUES:
Land sales	$—	$98
Land sales—related party	—	—
Management services—related party	12,984	12,551
Operating properties	597	508
Total revenues	13,581	13,157
COSTS AND EXPENSES:
Land sales	—	—
Management services	6,894	3,061
Operating properties	1,580	1,487
Selling, general, and administrative	14,749	14,765
Total costs and expenses	23,223	19,313
OTHER INCOME:
Interest income	3,267	4,050
Miscellaneous	608	775
Total other income	3,875	4,825
EQUITY IN (LOSS) EARNINGS FROM UNCONSOLIDATED ENTITIES	(145)	71,439
(LOSS) INCOME BEFORE INCOME TAX BENEFIT (PROVISION)	(5,912)	70,108
INCOME TAX BENEFIT (PROVISION)	942	(9,522)
NET (LOSS) INCOME	(4,970)	60,586
LESS NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(2,743)	37,302
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	$(2,227)	$23,284

NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$(0.03)	$0.33
Diluted	(0.03)	0.32
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	71,515,710	69,513,757
Diluted	71,515,710	148,824,110
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$(0.00)	$0.00
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	76,096,410	79,233,544

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
INVENTORIES	$2,476,421	$2,443,279
INVESTMENT IN UNCONSOLIDATED ENTITIES	152,277	153,087
PROPERTIES AND EQUIPMENT, NET	29,167	29,264
INTANGIBLE ASSET, NET—RELATED PARTY	16,417	17,250
GOODWILL	69,812	69,812
CASH AND CASH EQUIVALENTS	332,566	425,546
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	992	992
RELATED PARTY ASSETS	91,129	89,509
OTHER ASSETS	18,686	20,264
TOTAL	$3,187,467	$3,249,003

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$443,698	$443,348
Accounts payable and other liabilities	105,504	106,199
Related party liabilities	21,621	70,973
Deferred income tax liability, net	57,277	58,343
Payable pursuant to tax receivable agreement	181,945	181,544
Total liabilities	810,045	860,407

REDEEMABLE NONCONTROLLING INTERESTS	69,831	70,155
CAPITAL:
Class A common shares; No par value; Issued and outstanding: March 31, 2026—72,320,181 shares; December 31, 2025—71,100,768 shares
Class B common shares; No par value; Issued and outstanding: March 31, 2026—76,096,410 shares; December 31, 2025—76,096,410 shares
Contributed capital	617,784	616,751
Retained earnings	225,816	228,043
Accumulated other comprehensive loss	(1,551)	(1,549)
Total members’ capital	842,049	843,245
Noncontrolling interests	1,465,542	1,475,196
Total capital	2,307,591	2,318,441
TOTAL	$3,187,467	$3,249,003

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

March 31, 2026
Cash and cash equivalents	$332,566
Borrowing capacity(1)	217,500
Total liquidity	$550,066
(1) As of March 31, 2026, no borrowings or letters of credit were outstanding on the Company’s $217.5 million revolving credit facility.

Debt to Total Capitalization and Net Debt to Total Capitalization

March 31, 2026
Debt(1)	$450,000
Total capital	2,307,591
Total capitalization	$2,757,591
Debt to total capitalization	16.3%

Debt(1)	$450,000
Less: Cash and cash equivalents	332,566
Net debt	117,434
Total capital	2,307,591
Total net capitalization	$2,425,025
Net debt to total capitalization(2)	4.8%
(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company’s GAAP results.

Segment Results
The following table reconciles the results of operations of our segments to our consolidated results for the three months ended March 31, 2026 (in thousands):

	Valencia	San Francisco	Great Park	Hearthstone	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$—	$—	$3,607	$—	$3,607	$—	$3,607	$(3,607)	$—
Land sales—related party	—	—	—	—	—	—	—	—	—
Management services—related party(2)	—	—	6,856	6,128	12,984	—	12,984	—	12,984
Operating properties	420	177	—	—	597	—	597	—	597
Total revenues	420	177	10,463	6,128	17,188	—	17,188	(3,607)	13,581
COSTS AND EXPENSES:
Land sales	—	—	—	—	—	—	—	—	—
Management services(2)	—	—	2,111	4,783	6,894	—	6,894	—	6,894
Operating properties	1,580	—	—	—	1,580	—	1,580	—	1,580
Selling, general, and administrative	2,500	1,561	1,150	—	5,211	10,688	15,899	(1,150)	14,749
Management fees—related party	—	—	7,130	—	7,130	—	7,130	(7,130)	—
Total costs and expenses	4,080	1,561	10,391	4,783	20,815	10,688	31,503	(8,280)	23,223
OTHER INCOME:
Interest income	—	1	1,869	14	1,884	3,252	5,136	(1,869)	3,267
Miscellaneous	608	—	—	—	608	—	608	—	608
Total other income	608	1	1,869	14	2,492	3,252	5,744	(1,869)	3,875
EQUITY IN EARNINGS (LOSS) FROM UNCONSOLIDATED ENTITIES	207	—	—	302	509	397	906	(1,051)	(145)
SEGMENT (LOSS) PROFIT/LOSS BEFORE INCOME TAX BENEFIT	(2,845)	(1,383)	1,941	1,661	(626)	(7,039)	(7,665)	1,753	(5,912)
INCOME TAX BENEFIT	—	—	—	—	—	942	942	—	942
SEGMENT (LOSS) PROFIT/NET LOSS	$(2,845)	$(1,383)	$1,941	$1,661	$(626)	$(6,097)	$(6,723)	$1,753	$(4,970)
(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.
The table below reconciles the Great Park segment results to the equity in loss from our investment in the Great Park Venture that is reflected in the condensed consolidated statement of operations for the three months ended March 31, 2026 (in thousands):

Segment profit from operations	$1,941
Less net income of management company attributed to the Great Park segment	4,745
Net loss of the Great Park Venture	(2,804)
The Company’s share of net loss of the Great Park Venture	(1,051)
Basis difference amortization, net	—
Equity in loss from the Great Park Venture	$(1,051)